Exhibit 21.1



                                  Subsidiaries
                                       Of
                                     Company



          Hamilton Aerospace Technologies, Inc., a Nevada Corporation,
            wholly owned subsidiary of Renegade Venture Corporation,
                             6901 South Park Avenue
                                Tucson, AZ 85706